Exhibit 99.1

Phathom Pharmaceuticals Announces Proposed Public Offering of Common Stock

Florham Park, N.J., May 23, 2023 – Phathom Pharmaceuticals, Inc. (Nasdaq: PHAT), a biopharmaceutical company focused on developing and commercializing novel treatments for gastrointestinal diseases, announced today that it intends to offer and sell, subject to market and other conditions, shares of its common stock in an underwritten public offering. In addition, Phathom intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the total number of the shares of its common stock offered in the public offering. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Phathom intends to use the net proceeds from the proposed offering to fund the clinical development of vonoprazan, pre-commercial activities and commercialization expenses and for working capital and general corporate purposes.

Jefferies and Evercore ISI are acting as joint bookrunning managers for the offering. Needham & Company is acting as lead manager for the offering.

The securities described above are being offered by Phathom pursuant to a shelf registration statement previously filed and declared effective by the Securities and Exchange Commission (SEC). A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may be obtained from: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at (877) 821-7388 or by email at prospectus_department@jefferies.com; or from Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, NY 10055, by telephone at (888) 474-0200 or by email at ecm.prospectus@evercore.com. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the website of the SEC at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Phathom

Phathom Pharmaceuticals is a biopharmaceutical company focused on the development and commercialization of novel treatments for gastrointestinal diseases. Phathom has in-licensed the exclusive rights in the United States, Europe, and Canada to vonoprazan, a first-in-class potassium-competitive acid blocker (PCAB).

Forward-Looking Statements

Phathom cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements relating to the offering, including the timing and size of the offering and the anticipated use of proceeds therefrom and the grant of the option to purchase additional shares. The inclusion of forward-looking statements should not be regarded as a representation by Phathom that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Phathom’s business, including, without limitation: the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering, the risks and uncertainties inherent in Phathom’s business, including potential delays in the commencement, enrollment and completion of clinical trials; Phathom’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; regulatory developments in the United States and foreign countries; and unexpected adverse side effects or inadequate efficacy of vonoprazan that may limit its development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; and the other risks described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Phathom undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

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CONTACTS

Media Contact:

Nick Benedetto

1-877-742-8466

media@phathompharma.com

Investor Contact:

Eric Sciorilli

1-877-742-8466

ir@phathompharma.com